UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: January 12, 2006

(Date of earliest event reported: January 8, 2006)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1904 (Zip Code)

Registrant’s telephone number, including area code:704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On January 8, 2006, Duke Energy Americas, LLC , a subsidiary of the registrant, as seller, and LSP Bay II Harbor Holding, LLC (LSP), a subsidiary of LS Power Equity Partners, as buyer, entered into a Purchase and Sale Agreement with respect to Duke Energy North America’s (DENA) entire fleet of power generation assets outside the Midwest for approximately $1.54 billion, assuming certain performance measures are met, and no less than approximately $1.48 billion. The assets include approximately 6,200 megawatts of power generation, located in the western and northeast United States. The transaction is subject to Federal Energy Regulatory Commission and Hart-Scott-Rodino approvals and other customary closing conditions and is expected to close before June 2006.

ITEM 7.01 Regulation FD Disclosure

The information that is being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. This report under Item 7.01 is not an admission as to the materiality of any information in this report.

Based on the minimum purchase price, the registrant anticipates a pre-tax gain on the transaction described in Item 1.01 above of approximately $330 million. Additionally, the buyer will assume a long-term capital lease obligation related to one of the facilities and certain other obligations, bringing total estimated pre-tax gains to approximately $380 million. The pre-tax gain amount reflects the reduced carrying amount for the assets due to pre-tax impairments recorded in the quarter ended September 30, 2005 related to these assets of approximately $0.6 billion as disclosed in the registrant’s Form 10-Q for the quarter ended September 30, 2005.

The transaction described in Item 1.01 above will have no impact to ongoing earnings as the assets to be sold are currently classified as discontinued operations. The registrant anticipates any cash tax impact from this transaction would be minimal.

In September 2005, the registrant announced plans to pursue the sale or other disposition of substantially all of DENA’s physical and commercial assets outside the Midwest. The ongoing efforts to exit the discontinued DENA business are expected to yield net cash to the registrant in excess of $500 million, excluding the return to the registrant of collateral.

This report includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent the registrant’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the registrant’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in the registrant’s service territories; the weather and other natural phenomena, including the economic, operational and other effects of Hurricanes Katrina and Rita; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities or other external factors over which the registrant has no control; changes in environmental and other laws and regulations to which the registrant and its subsidiaries are subject; the results of financing efforts, including the registrant’s ability to obtain financing on favorable terms, which can be affected by various factors, including the registrant’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for the registrant’s defined benefit pension plans; the level of creditworthiness of counterparties to the registrant’s transactions; the amount of collateral required to be posted from time to time in the registrant’s transactions; growth in opportunities for the registrant’s business units, including the timing and success of efforts to develop real estate, domestic and international power, pipeline, gathering, processing and other infrastructure projects; competition and regulatory limitations affecting the success of the registrant’s divestiture plans, including the prices at which the registrant is able to sell its assets; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans (including the registrant’s merger with Cinergy Corp.); regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the registrant has described. The registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION By: /s/ Steven K. Young —————————————— Steven K. Young Vice President and Controller

Date: January 12, 2006